UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006 (May 31, 2006)

SAMSONITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05               Costs Associated with Exit or Disposal Activities.

On May 31, 2006, Samsonite Corporation (the “Company”) announced that it will close its Denver, Colorado facilities. The Company’s corporate functions in Denver will be consolidated with its offices in Mansfield, Massachusetts and the Company’s Denver distribution facilities will be relocated to the Southeast region of the United States. The Company expects that the consolidation and relocation of all functions of the Denver facility will be completed by December 31, 2007.

Related to this action, the Company expects to incur and accrue severance and retention costs over the next four to seven fiscal quarters of approximately $3.7 million. In addition, the Company expects that it will incur approximately $3.0 million of costs for new employee training, employee relocation and recruiting, and expenses of moving inventory and distributions systems. These costs will be expensed as incurred.

The Company will amend this report if it determines that estimates for these restructuring charges will vary significantly from the estimates provided in this report.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ RICHARD H. WILEY
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary

Date: June 6, 2006